UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

June 6, 2016

Date of Report (Date of Earliest Event Reported)

DUPONT FABROS TECHNOLOGY, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-33748	20 – 8718331
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1212 New York Avenue, N.W., Suite 900

Washington, D.C. 20005

(Address of Principal Executive Offices) (Zip Code)

(202) 728-0044

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule l4a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule l4d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule l3e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Sale of NJ1 Data Center

On June 6, 2016, DuPont Fabros Technology, Inc. (the “Company”) completed the sale of the Company’s NJ1 data center (“NJ1”) pursuant to that certain Purchase and Sale Agreement (the “Purchase Agreement”), dated June 6, 2016, by and among the Company and certain of the Company’s subsidiaries, on the one hand, and certain of the subsidiaries of QTS Realty Trust, Inc., a Maryland corporation (“QTS”), on the other hand. Pursuant to the Purchase Agreement, (1) the Company owning NJ1 sold the interests in NJ1 to QTS, and (2) the Company owning the solar power system at NJ1 (together, the “Transaction”) sold such solar power system to QTS. Total consideration for the Transaction was approximately $125.0 million in cash, subject to customary prorations and adjustments. The Purchase Agreement contains customary representations and warranties and covenants.

The foregoing description of the Purchase Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Purchase Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On June 6, 2016, the Company issued a press release, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference, regarding the Purchase Agreement and the completion of the Transaction.

On June 7, 2016, the Company issued a press release, a copy of which is attached hereto as Exhibit 99.2 and incorporated herein by reference, regarding the redemption of the Series B Preferred Stock described below in Item 8.01.

The information furnished pursuant to this Item 7.01, Exhibit 99.1 and Exhibit 99.2 attached hereto are being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section, nor shall they be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01.	Other Events.

Series B Preferred Stock Redemption

On June 7, 2016, the Company announced that on July 15, 2016 (the “Redemption Date”) the Company intends to redeem all of the shares of its 7.625% Series B Cumulative Redeemable Perpetual Preferred Stock (“Series B Preferred Stock”) remaining issued and outstanding as of the Redemption Date, at a redemption price of $25.00 per share, plus an amount equal to all accrued and unpaid dividends on each share of Series B Preferred Stock to be redeemed from April 15, 2016 to the Redemption Date, which amount is equal to the Company’s previously declared quarterly dividend.

Dividends on the shares of Series B Preferred Stock will cease to accrue on the Redemption Date. Upon redemption, the shares of Series B Preferred Stock will no longer be outstanding, and all rights of the holders will terminate, except the right of the holders to receive the cash payable upon such redemption, without interest. All shares of Series B Preferred Stock are held in book-entry form through the Depository Trust Company (“DTC”) and will be redeemed in accordance with the procedures of DTC. Upon redemption, the Series B Preferred Stock will be delisted from trading on the New York Stock Exchange.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Purchase and Sale Agreement dated June 6, 2016 by and between DuPont Fabros Technology, Inc., Whale Interests LLC, DF Technical Services, LLC, QTS Investment Properties Piscataway, LLC and Quality Technology Services Piscataway II, LLC

99.1	Press Release dated June 6, 2016 issued by DuPont Fabros Technology, Inc.

99.2	Press Release dated June 7, 2016 issued by DuPont Fabros Technology, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUPONT FABROS TECHNOLOGY, INC.

June 7, 2016	/s/ Richard A. Montfort, Jr.
	Name:	Richard A. Montfort, Jr.
	Title:	Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Purchase and Sale Agreement dated June 6, 2016 by and between DuPont Fabros Technology, Inc., Whale Interests LLC, DF Technical Services, LLC, QTS Investment Properties Piscataway, LLC and Quality Technology Services Piscataway II, LLC

99.1	Press Release dated June 6, 2016 issued by DuPont Fabros Technology, Inc.

99.2	Press Release dated June 7, 2016 issued by DuPont Fabros Technology, Inc.